EXHIBIT 23.1



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement No. 333-104319 (Form S-8 for an aggregate 6,500,000 shares of Common Stock, $.01 par value pertaining to the Amended and Restated Cosi Stock Incentive Plan and the Cosi Sandwich Bar, Inc. Incentive Stock Option Plan) of our report dated February 19, 2003, except for Note 17 as to which the date is March 31, 2003, with respect to the consolidated financial statements and schedule included in its Annual Report (Form 10-K/A) for the year ended December 30, 2002, filed with the Securities and Exchange Commission.

                                             /s/ Ernst and Young LLP

New York, New York
April 29, 2003